EXHIBIT A
                            (AS OF AUGUST 14, 2019)


                                                               EFFECTIVE
SERIES                                                            DATE
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First Trust North American Energy Infrastructure Fund          6/15/2012
First Trust Tactical High Yield ETF                            2/20/2013
First Trust Senior Loan Fund                                    4/1/2013
First Trust Strategic Income ETF                               7/25/2014
First Trust Enhanced Short Maturity ETF                         8/6/2014
First Trust Low Duration Opportunities ETF                    10/10/2014
First Trust SSI Strategic Convertible Securities ETF           11/2/2015
First Trust Heitman Global Prime Real Estate ETF               11/2/2015
First Trust Long Duration Opportunities ETF                   12/31/2018
First Trust EIP Carbon Impact ETF                              8/14/2019
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